UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2017

ARTELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-199213	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Prospect Street, Suite 210, La Jolla, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (760) 943-1689

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 20, 2017, Artelo Biosciences, Inc. (the “Company”) entered into a Material and Data Transfer, Option and License Agreement (the “License Agreement”) with NEOMED Institute, a Canadian not-for-profit corporation (“NEOMED”), that provides the Company with up to twelvemonths from the date of receipt by the Company of the required materials to conduct certain non-clinical research studies, diligence and technical analyses with NEOMED’s proprietary therapeutic compound NEO1940 (the “Compound”, formerly known as AZD1940) and an option (the “Option”) for an exclusive worldwide license to develop and commercialize products comprising or containing the Compound. In clinical development studies with NEOMED’s prior sponsor, NEO1940 was dosed in over 200 subjects. The License Agreement has an effective date of January 2, 2018 (the “Effective Date”).

Within thirty (30) days after the Effective Date, NEOMED, without additional consideration and at NEOMED’s sole cost, has agreed to deliver to the Company certain technology transfer materials and the quantity of the Compound substance specified in a research plan, both as set out under the License Agreement.

The Company will have one (1) year from the date of receipt by the Company of the required materials to exercise the Option (the “Option Period”). Upon exercise of the Option, NEOMED will provide the Company with an exclusive worldwide license under all of NEOMED’s intellectual property rights covering the Compound (“Licensed IP Rights”) to research, develop, make, have made, use, offer for sale, sell, have sold and import products containing the Compound and otherwise exploit the Licensed IP Rights in all fields. As consideration for the exercise of the Option, within ten days of the Option exercise, the Company shall grant NEOMED a number of fully paid and non-assessable shares of the Company’s common stock equal to two percent of the Company’s fully-diluted shares then outstanding, subject to the Company and NEOMED’s then execution of a common stock purchase agreement and the Company’s payment to NEOMED of a pre-negotiated license issuance fee of $1.5 million.

As partial consideration for the grant of the Option and the supply of technology transfer materials, the Company has agreed to make quarterly payments to NEOMED which could total up to $200,000 during the Option Period. On the Effective Date, the Company shall (i) make a payment to NEOMED in the amount of $25,000, and (ii) issue to NEOMED 120,000 shares of its common stock.

For a period of three years from the date of the exercise of the Option, should the Company choose to grant a sublicense under the Licensed IP Rights to a third party or if the Company undergoes a change of control event, the Company will be required to provide NEOMED with certain strategic transaction consideration.

The License Agreement shall terminate at the expiration of the Option Period if the Option has not been exercised by the Company.

The foregoing summary of the License Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement. A copy of the License Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

10.1	Material and Data Transfer, Option and License Agreement dated December 20, 2017 between the Company and NEOMED Institute

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTELO BIOSCIENCES, INC.

/s/ Gregory Gorgas
Gregory Gorgas
Chief Executive Officer

Date:	December 22, 2017

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